UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                     September 28, 2006 (September 25, 2006)
                Date of Report (Date of Earliest Event Reported)


                        United National Film Corporation
        (Exact name of small business issuer as specified in its charter)


                      Commission File Number: 033-25350-FW


       Colorado                                               84-1092589
(State of incorporation)                                (IRS Employer ID Number)


                   211 West Wall Street, Midland, Texas 79701
                    (Address of principal executive offices)


                                 (432) 682-1761
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a!12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4-(c))

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

APPOINTMENT OF S. W. HATFIELD, CPA

On September 25, 2006, the Board of Directors and Management of United National Film Corporation (Company) engaged the registered certified public accounting firm of S. W. Hatfield, CPA as successor auditors for the Company, commencing with the year ended June 30, 2006.

During the Company's two most recent fiscal years (ended June 30, 2005 and 2004) and from July 1, 2005 to the date of this Report, the Company had not consulted with S. W. Hatfield, CPA regarding either (i) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements, and either written or oral advice was provided to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; (ii) or any matter that was the subject of a disagreement or event required to be reported under Item 304(a)(1)(iv) of the Regulation S-B and the related instructions thereto.

ITEM 8.01 - OTHER EVENTS

On August 22, 2006, the shareholders of the Company approved a proposal to redomicile the Company from the State of Colorado to the State of Nevada. The Company will effect the redomicile through a merger with a new Nevada corporation which will be formed by the Company solely and specifically for the purpose of effecting the redomicile of the Company. The Company anticipates that the redomicile will be completed by October 31, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              UNITED NATIONAL FILM CORPORATION


Date: September 28, 2006                      By: /s/ Glenn A. Little
      ------------------                         -------------------------------
                                                                 Glenn A. Little
                                                     Chief Executive Officer and
                                                         Chief Financial Officer